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                                                                  Exhibit 10(dd)
                         ADDENDUM DATED MARCH 15, 2000
           TO THE LICENSE AND SUPPLY AGREEMENT DATED JANUARY 17, 1996

Between

Organogenesis, Inc., a company organized under the laws of the State of Delaware, of 150 Dan Road, Canton, MA 02021, USA (hereinafter "Organogenesis")

and
Novartis Pharma AG, a corporation organized under the laws of Switzerland, of Lichstrasse 35, 4056 Basel Switzerland (hereinafter "Novartis")
                                                            I
WHEREAS, Organogenesis and Novartis entered into a License and Supply Agreement as of January 17, 1996, (the "Agreement")

WHEREAS, The milestones related to subsequent FDA approvals for the Product were modified in an amendment signed January 22/February 4, 1998 between the two companies and the milestone payment for the diabetic ulcer indication was set at $5 million; and

WHEREAS, Organogenesis has delivered to Novartis a complete set of the locked and validated clinical data concerning the use of Apligraf (Graftskin) on diabetic foot ulcers and;

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and for other good and valuable consideration, the sufficiency and receipt of which are hereto hereby agree as follows:

1. Novartis agrees to pay Organogenesis on or before March 31, 2000 the $5 million payment related to the diabetic foot ulcer indication set fourth in the Agreement as amended, subject to receipt of an invoice.

2. Organogenesis agrees that the $5 million payment fulfills Novartis' obligation for the DFU milestone payment set forth in the Agreement, as amended.

3. If the DFU PMA supplement filed December 23, l999 (the "Supplement") is not approved by March 31, 2001, Novartis may withhold all sums due to Organogenesis under either the Agreement, as amended or under the Global Manufacturing and Supply Agreement dated as of August 11, 1997 by and between Organogenesis and Novartis Pharma AG (the "Supply Agreement") up to five hundred thousand ($500,000) per month until a total of five million dollars ($5,000,000) is reached. When the supplement is approved, any money withheld will be paid to Organogenesis.

   Furthermore, Novartis shall also be entitled not to take any stock purchases that it may be otherwise obligated to make under the Stock Purchase Agreement dated January 17, 1996, as it may be amended, between Organogenesis and Novartis until a total of 5 million US$ is recovered by Novartis as described above.

4. Organogenesis, except as required by law, will not disclose any terms of the Addendum without prior written approval of Novartis.

5. Capitalized terms used herein that are not defined herein, shall have the meaning ascribed to them in the Agreement, as amended.

All of the other terms and condition of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this addendum Agreement as of the date first hereunder,

NOVARTIS PHARMA AG                                  ORGANOGENESIS INC.

----------------------------
Dr. J. Reinhardt
Head Clinical Development
and Project Management


----------------------------                        ---------------------------
James S. New                                        Philip Laughlin
Head of Global Business                             President, CEO
Development & Licensing
Date: March 15, 2000